UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2011

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

67 Commerce Drive, Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (276) 873-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On May 9, 2011 the Audit Committee of the Board of Directors (the “Audit Committee”) of New Peoples Bankshares, Inc. (the “Company”) approved the engagement of Elliott Davis, LLC (“Elliott Davis”) as the Company’s independent registered public accounting firm for the Company’s 2011 fiscal year.

During the fiscal years ended December 31, 2009 and December 31, 2010 and during the period from January 1, 2011 through May 9, 2011, neither the Company nor anyone on its behalf has consulted with Elliott Davis regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv), or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The decision to change the Company’s registered public accounting firm was approved by the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: May 9, 2011	By:	/s/ C. TODD ASBURY
	Name:	C. Todd Asbury
	Title:	Executive Vice President and Chief Financial Officer